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                                  EXHIBIT 11.1

                                   ENCAD, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                           Three months ended   Six months ended
                                              June 30, 1997       June 30, 1997
                                           ------------------   ----------------
EARNINGS PER SHARE
(in thousands, except for per share amounts)

PRIMARY

Weighted average number of common
   shares outstanding                                11,364              11,348
Assumed exercise of outstanding stock
   options (1)                                          682                 690
                                                   --------            --------
Weighted average common and common
   equivalent shares                                 12,046              12,038
                                                   --------            --------
                                                   --------            --------
Net income                                         $  4,223            $  7,917
                                                   --------            --------
                                                   --------            --------
Primary earnings per share                         $    .35            $    .66
                                                   --------            --------
                                                   --------            --------

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
   shares outstanding                                11,364              11,348
Assumed exercise of outstanding stock
   options (1)                                          714                 726
                                                   --------            --------
Weighted average common and common
   equivalent shares                                 12,078              12,074
                                                   --------            --------
                                                   --------            --------
Net income                                         $  4,223            $  7,917
                                                   --------            --------
                                                   --------            --------
Fully diluted earnings per share                   $    .35            $    .66
                                                   --------            --------
                                                   --------            --------


(1)  Computed using the treasury stock method.


                                       S-1